UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (which we may refer to as “we,” “us,” “our” or the “Company”), in connection with the matters described herein.
Introduction
As previously disclosed on July 9, 2017 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company, the Company is party an Agreement and Plan of Merger dated as of July 9, 2017 (the “Merger Agreement”) by and among Constellation Club Parent, Inc., a Delaware corporation (“Parent”), Constellation Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, on September 18, 2017 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).
Item 2.01. Completion of Acquisition or Disposition of Assets
On the Closing Date, Parent completed the acquisition of the Company through the Merger. At the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time, and in each case not held on behalf of third parties, (ii) Shares owned by the Company, including Shares held in treasury by the Company, and in each case not held in a fiduciary capacity on behalf of third parties and (iii) Shares owned by any direct or indirect wholly owned subsidiary of the Company (which Shares shall remain outstanding, except that the number of such Shares owned by such subsidiaries may be adjusted following the Merger to maintain relative ownership percentages) (the “Excluded Shares”)) was converted into the right to receive $17.12 per Share in cash, without interest and subject to tax withholding (the “Merger Consideration”).
The aggregate consideration paid by Parent in the Merger to the Company’s stockholders was approximately $1,123 million. The source of the funds for the consideration paid by Parent in the Merger was a combination of equity contributions from funds managed by affiliates of Apollo Global Management, LLC and certain other investors, as well as proceeds from debt financing.
The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 9, 2017, and is incorporated by reference into this Item 2.01.
A copy of the press release issued by the Company on the Closing Date announcing the completion of the acquisition is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.01.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on the Closing Date that the articles of merger relating to the Merger had been filed with the State of Nevada and that, at the Effective Time, each outstanding Share (other than the Excluded Shares) was converted into the right to receive $17.12 per Share in cash. The Company requested that the NYSE delist its Common Stock on September 19, 2017, and as a result, trading of the Common Stock on the NYSE will be suspended prior to the opening of the NYSE on September 19, 2017. The Company also requested the NYSE to file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the Securities and Exchange Commission a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in the Introduction and under Item 2.01 of this Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01. Changes in Control of Company.

The information set forth under Item 2.01 of this Form 8-K is hereby incorporated by reference into this Item 5.01.
As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.
The aggregate consideration paid by Parent in the Merger to the Company’s stockholders was approximately $1,123 million. The source of the funds for the consideration paid by Parent in the Merger was a combination of equity contributions from funds managed by affiliates of Apollo Global Management, LLC and certain other investors, as well as proceeds from debt financing.
The description of the Merger and the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 9, 2017, and is hereby incorporated by reference into this Item 5.01.
On September 18, 2017, in accordance with the Company’s bylaws and Sections 78.320 and 78.335 of the Nevada Revised Statutes, following the effectiveness of the Merger, (i) all of the directors serving on the Board of Directors of the Company (the “Board”) were removed without cause and (ii) Parent, the sole stockholder of the Company, elected Mark A. Burnett and Ingrid J. Keiser to the Board as directors of the Company, effective immediately.
Mark A. Burnett has served as the Company’s President since July 2016 and as Chief Operating Officer since October 2013. He previously served as Executive Vice President of Golf & Country Clubs from December 2006 to October 2013. From December 2004 to December 2006, Mr. Burnett was the owner and operator of a multi-unit territory of Five Guys Enterprises, LLC franchises. Prior to that, he served as chief operating officer for American Golf Corporation from January 2000 to December 2004. Mr. Burnett previously served as president and chief executive officer from June 1998 to December 1999 and chief operating officer from September 1996 to June 1998 for KSL Fairways Golf Corporation, and as vice president of operations for Golf Enterprises, Inc. from January 1993 to August 1996. Mr. Burnett holds a B.S. in business management from Indiana University.
Ingrid J. Keiser has served as the Company’s General Counsel, Secretary, and Executive Vice President of People Strategy since July 2008 and previously as Chief Legal Officer from July 2007 to July 2008. Prior to that, Ms. Keiser served as an attorney at American Airlines from August 2004 to July 2007. She previously served as assistant general counsel and assistant secretary for Vail Resorts, Inc. from January 1997 to August 2004, and as senior counsel and secretary for Ralston Resorts, Inc. (formerly known as Keystone Resorts Management, Inc.) from May 1992 to January 1997 and as associate counsel from May 1989 to May 1992. Ms. Keiser holds a J.D. from the University of Wisconsin Law School, and a B.A. in international relations from University of California at Davis.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors
The information in connection with the removal and election of directors set forth under Item 5.01 of this Form 8-K is hereby incorporated by reference into this Item 5.02.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the Effective Time, the Company’s articles of incorporation, as in effect immediately prior to the Merger, was amended and restated to be in substantially the form of the articles of incorporation set forth as Exhibit A-1 to the Merger Agreement (the “Second Amended and Restated Articles of Incorporation”). In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated to be in substantially the form of the bylaws set forth as Exhibit A-2 to the Merger Agreement (the “Amended and Restated Bylaws”). Copies of the Second Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.
 Item 8.01. Other Events.
On the Closing Date, the Company and the Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of July 9, 2017, by and among the Company, Constellation Club Parent, Inc. and Constellation Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 9, 2017)

3.1	Second Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated By-Laws of the Company
99.1	Joint Press Release of the Company and Apollo Global Management LLC dated September 18, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2017	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of July 9, 2017, by and among the Company, Constellation Club Parent, Inc. and Constellation Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 9, 2017)

3.1	Second Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated By-Laws of the Company
99.1	Joint Press Release of the Company and Apollo Global Management LLC dated September 18, 2017